Exhibit 99.1

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

These unaudited pro forma condensed consolidated financial statements of Medical Properties Trust, Inc. and Subsidiaries, and of MPT Operating Partnership, L.P. and Subsidiaries have been prepared to give pro forma effect to the acquisition, disposition and financing transactions described below:

Acquisition of IASIS Healthcare Hospital Portfolio

On September 29, 2017, we acquired from IASIS Healthcare LLC (“IASIS”) a portfolio of ten acute care hospitals and one behavioral health facility, along with ancillary land and buildings that are located in Arizona, Utah, Texas, and Arkansas. The portfolio is now operated by Steward Health Care System LLC (“Steward”), which separately completed its acquisition of IASIS on September 29, 2017. Our investment in the portfolio includes the acquisition of eight acute care hospitals and one behavioral health facility for approximately $700 million, the making of $700 million in mortgage loans on two acute care hospitals, and a $100 million minority equity contribution in Steward, for a combined investment of approximately $1.5 billion. We have no management authority or control of Steward except for certain protective rights consistent with a minority passive ownership interest, such as a limited right to approve certain extraordinary transactions. The nine facilities acquired are being leased to Steward pursuant to the original long-term master lease agreement entered into in October 2016 that had an initial 15-year term with three 5-year extension options, plus annual inflation-based escalators. The terms of the mortgage loan are substantially similar to the master lease.

The table below sets forth pertinent details with respect to the hospitals and behavioral health facility in the IASIS portfolio:

Hospital	Property Type	Location	Form of Investment	Licensed Beds
Davis Hospital and Medical Center	Acute Care	Layton, UT	Mortgage	220
Jordan Valley Medical Center	Acute Care	West Jordan, UT	Mortgage	171
Odessa Regional Medical Center	Acute Care	Odessa, TX	Lease	225
Salt Lake Regional Medical Center	Acute Care	Salt Lake City, UT	Lease	158
St. Luke’s Medical Center	Acute Care	Phoenix, AZ	Lease	219
St. Luke’s Behavioral Health Center	Behavioral Health	Phoenix, AZ	Lease	124
Southwest General Hospital	Acute Care	San Antonio, TX	Lease	327
Wadley Regional Medical Center at Hope	Acute Care	Hope, AR	Lease	79
Tempe St. Luke’s Hospital	Acute Care	Tempe, AZ	Lease	87
St. Joseph Medical Center	Acute Care	Houston, TX	Lease	790
Mountain Point Medical Center	Acute Care	Lehi, UT	Lease	40

Total Licensed Beds				2,440

On December 14, 2017, we entered into a binding letter of intent with Steward to sell the real estate of St. Joseph Medical Center in Houston, Texas, at our original cost to Steward with the purchase price of which evidenced by a promissory note with such note secured in the mortgage on the underlying real estate. The mortgage loan will have terms consistent with the other mortgage loans in the IASIS portfolio.

We refer to the transactions described above with respect to the IASIS portfolio, along with the lease modification impact on four hospitals owned by us and leased to IASIS prior to the September 29, 2017 transaction, as the “Steward-IASIS Transactions.”

Acquisition of Steward Expansion Portfolio

On May 1, 2017, we acquired the real estate assets of eight hospitals previously affiliated with Community Health Systems, Inc. in Florida, Ohio, and Pennsylvania for an aggregate purchase price of $301.3 million. The table below sets forth pertinent details with respect to these hospitals:

Hospital	Property Type	Location	Form of Investment	Licensed Beds
Wuesthoff Medical Center	Acute Care	Melbourne, FL	Lease	119
Wuesthoff Medical Center	Acute Care	Rockledge, FL	Lease	298
Sebastian River Medical Center	Acute Care	Sebastian, FL	Lease	154
Northside Medical Center	Acute Care	Youngstown, OH	Lease	389
Trumbull Memorial Hospital	Acute Care	Warren, OH	Lease	292
Hillside Rehabilitation Hospital	Inpatient Rehabilitation	Warren, OH	Lease	69
Sharon Regional Health System	Acute Care	Sharon, PA	Lease	251
Easton Hospital	Acute Care	Easton, PA	Lease	196

Total Licensed Beds				1,768

The facilities are leased to Steward pursuant to our existing long-term master lease agreement with Steward. We refer to the transactions described above with respect to the acquisition of eight hospitals and subsequent lease of such hospitals to Steward, in each case, as described above, as the “Steward Expansion Transactions.”

Other U.S. Acquisition Activity and Divestiture

On June 1, 2017, we acquired the real estate assets of Ohio Valley Medical Center, a 218-bed acute care hospital located in Wheeling, West Virginia, and the East Ohio Regional Hospital, a 139-bed acute care hospital in Martins Ferry, Ohio, from Ohio Valley Health Services, a not-for-profit entity in West Virginia, for an aggregate purchase price of approximately $40 million. We simultaneously leased the facilities to Alecto Healthcare Services LLC (“Alecto”), pursuant to a lease with an initial term of 15 years with 2% annual minimum increases and three 5-year extension options, plus annual inflation protected escalators. The facilities are cross-defaulted and cross-collateralized with our other hospitals currently operated by Alecto. We also agreed to provide up to $20.0 million in capital improvement funding on these two facilities. With these acquisitions, we also obtained a 20% interest in the operator of these facilities.

On May 1, 2017, we acquired the real estate of St. Joseph Regional Medical Center, a 145-bed acute care hospital in Lewiston, Idaho for $87.5 million. The facility was leased to RCCH HealthCare Partners (“RCCH”) pursuant to our existing long-term master lease agreement with RCCH. The facility is cross-defaulted and cross-collateralized with our other hospitals currently operated by RCCH.

We refer to the Alecto and RCCH transactions described above as the “Other U.S. Acquisition Transactions.”

On March 31, 2017, we completed the sale of the real estate of EASTAR Health System, a 320-bed acute care hospital in Muskogee, Oklahoma, for approximately $64 million. We reported a net gain on sale of approximately $7.4 million in the first quarter of 2017 as a result of this divestiture, partially offset by a $0.6 million non-cash charge to write-off related straight-line rent receivables on this property. We refer to this transaction as the “Disposition Transaction.”

European Acquisition Activity

On June 22, 2017, we acquired an acute care hospital in Germany for a purchase price of €19.4 million of which €18.6 million was paid upon closing with the remainder being paid over four years. This property is leased to affiliates of Median Kliniken S.a.r.l. (“MEDIAN”), pursuant to an existing 27-year master lease agreement that ends in December 2042 with terms similar to the 2015 master lease agreement with MEDIAN.

During the second and third quarters of 2017, we acquired 11 rehabilitation hospitals and two rehabilitation hospitals, respectively, in Germany for an aggregate purchase price of €127 million and €39.2 million, respectively. These 13 properties are leased to affiliates of MEDIAN pursuant to a third master lease agreement that has terms similar to the original 2015 master lease agreement with a fixed term ending in August 2043. These acquisitions are part of the portfolio of 20 properties in Germany that we agreed to acquire in July 2016 for €215.7 million (exclusive of any acquisition costs such as real estate transfer taxes), of which seven properties totaling €49.5 million closed in 2016.

On November 29, 2017, we acquired three rehabilitation hospitals in Germany for an aggregate purchase price to us of approximately €80 million. The facilities are leased to MEDIAN, pursuant to a new 27-year master lease, which commenced on the acquisition date. The lease provides for annual rent escalations at the greater of 1% or 70% of the change in German CPI beginning on January 1, 2019.

We refer to the European Acquisitions Activity above as the “New MEDIAN Transactions.”

Restructuring of Adeptus Leases

On April 4, 2017, we announced that we had agreed in principle with Deerfield Management Company, L.P. (“Deerfield”), a healthcare-only investment firm, to the restructuring in bankruptcy of Adeptus Health, Inc. (“Adeptus”). In furtherance of the restructuring, Adeptus and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on April 19, 2017. Funds advised by Deerfield acquired Adeptus’ outstanding bank debt and Deerfield agreed to provide additional financing, along with operational and managerial support, to Adeptus as part of the restructuring.

The Adeptus restructuring and terms of our agreement with Deerfield provided for the payment to us of 100% of the rent payable during the restructuring and the assumption by Deerfield of all our master leases and related agreements with Adeptus at current rental rates. Through December 8, 2017, Adeptus is current on its rent obligations to us.

On September 29, 2017, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, entered an order confirming the Debtors’ Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”). The Plan became effective on October 2, 2017 (the “Confirmation Effective Date”). In connection with the confirmation of the Plan, Deerfield agreed that it would assume all of the master leases and related agreements between us and Adeptus, cure all defaults that had arisen prior to the commencement of the bankruptcy proceedings with respect to all properties, and continue to pay rent with respect to all but 16 of the 56 Adeptus properties according to the terms of the master leases and related agreements. Rent will remain the same, and a previously disclosed rent concession was removed from the terms. We plan to re-lease or sell the remaining 16 properties, and Adeptus will continue to pay rent with respect to those 16 properties until the earlier of (a) transition to a new operator is complete, (b) two years following the Confirmation Effective Date (for one facility), (c) one year following the Confirmation Effective Date (for seven facilities), (d) six months following the Confirmation Effective Date (for three facilities), and (e) three months following the Confirmation Effective Date (for five facilities). These lease or sale transactions are expected to be completed by the end of 2019. Although no assurances can be made that we will not recognize a loss in the future, we believe the sale or re-leasing of the assets related to these 16 facilities will not result in any material loss or impairment.

Other Adeptus Activity

On December 7, 2017, we announced that UCHealth, an affiliate of University of Colorado Hospital, has acquired all of Adeptus’ Colorado joint venture interests, assuming the existing master lease of 11 of our free standing emergency facilities. The 11 facilities that are now master leased to UCHealth affiliates represent a gross investment of $58.6 million. The master lease was amended to provide a new 15-year initial term effective January 1, 2018 with three five-year renewal options, while retaining annual escalation provisions of the increase in the consumer price index with a 2% minimum.

On April 4, 2017, we announced that our Louisiana freestanding emergency facilities then-operated by Adeptus (with a total budgeted investment of approximately $24.5 million) had been re-leased to Ochsner Clinic

Foundation (“Ochsner”), a health care system in the New Orleans area. We incurred a non-cash charge of $0.5 million to write-off the straight-line rent receivables associated with the previous Adeptus lease on these properties. On October 18, 2017, Ochsner agreed to an amended and restated lease that provided for initial terms of 15 years with a 9.2% average minimum lease rate based on our total development and construction cost, as well as the addition of three five-year renewal options.

We refer to the restructuring in bankruptcy of Adeptus, our lease of the Louisiana facilities to Ochsner, our lease of the Colorado facilities to UCHealth, the contemplated lease or sale transactions with respect to certain of our facilities that are not being assumed as part of the Adeptus restructuring, and our agreement with Deerfield, each as described above, as the “Adeptus Restructuring”.

Recent Financing Transactions

Debt Transactions

On September 29, 2017, we prepaid the principal amount of a mortgage loan on our property in Kansas City, Missouri, at par in the amount of $12.9 million. To fund such prepayment, including accrued and unpaid interest thereon, we used borrowings from the revolving credit facility portion of our Senior Credit Facilities.

On September 7, 2017, we completed a $1.4 billion senior unsecured notes offering (“5.000% Senior Unsecured Notes due 2027”). Interest on the notes is payable annually on April 15 and October 15 of each year, commencing on April 15, 2018. The notes pay interest in cash at a rate of 5.000% per year. The notes mature on October 15, 2027.

We used a portion of the net proceeds from the 5.000% Senior Unsecured Notes due 2027 offering to redeem the $350 million aggregate principal amount of our 6.375% Senior Unsecured Notes due 2022. The notes were repaid on October 7, 2017, and concurrent with repayment, we incurred a debt refinancing charge of approximately $14 million, consisting of an $11.2 million redemption premium along with the write-off of the unamortized premium and deferred debt issuance costs associated with the redeemed notes for approximately $3 million.

Furthermore, the completion of the 5.000% Senior Unsecured Notes due 2027 offering resulted in the cancellation of the $1.0 billion term loan facility commitment from JP Morgan Chase Bank, N.A. that we received to assist in funding the September 2017 Steward transaction. With this commitment, we paid $5.2 million of underwriting and other fees, which we fully expensed upon the cancellation of the commitment.

On March 24, 2017, we issued €500 million of 3.325% Senior Notes due 2025 to finance the New MEDIAN Transactions described above under “European Acquisition Activity,” including the related costs, expenses and real estate transfer taxes to pay off amounts outstanding on, and terminate, our EUR term loan facility as described below and for general corporate purposes.

On March 4, 2017, we redeemed in full €200 million aggregate principal amount of our 5.750% Senior Notes due 2020 using the proceeds from our EUR term loan facility, together with cash on hand.

On February 1, 2017, we entered into a new revolving credit and term loan facility (the “Senior Credit Facilities”), which is comprised of a $1.3 billion unsecured revolving credit facility, a $200 million unsecured term loan facility (the “USD term loan facility”), and a €200 million unsecured term loan (the “EUR term loan facility”). The Senior Credit Facilities replaced our then existing $1.3 billion senior unsecured revolving credit facility and $250 million unsecured term loan facility. The new unsecured revolving credit facility matures in February 2021 and can be extended for an additional 12 months at our option. The USD term loan facility matures on in February 2022. The term loan and the revolving loan commitments under the Senior Credit Facilities may be increased in an aggregate amount not to exceed $500 million.

With the replacement of our old credit facility, the redemption of the 5.750% Senior Notes due 2020, and the payoff of the EUR term loan facility, we incurred debt refinancing charges of $13.6 million in the first six months of 2017.

Equity Transactions

On May 1, 2017, Medical Properties completed an underwritten public offering of 43.1 million shares (including the exercise of the underwriters’ 30-day option to purchase an additional 5.6 million shares) of its common stock, resulting in net proceeds of approximately $548 million, after deducting offering expenses.

We collectively refer to these financing transactions as the “Financing Transactions”. We collectively refer to the Steward-IASIS Transactions, Steward Expansion Transactions, Other U.S. Acquisition Transactions, Disposition Transaction, New MEDIAN Transactions, Adeptus Restructuring, Financing Transactions and the funding of approximately $63.5 million for development projects, capital and other additions, and working capital purposes since September 30 as the “Recent Portfolio Transactions.”

These unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements; and

•	the Company’s and Operating Partnership’s consolidated financial statements for the year ended December 31, 2016 and for the nine months ended September 30, 2017 and the notes relating thereto, as filed with the Securities and Exchange Commission.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Recent Portfolio Transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statements of income (which we refer to as the pro forma statements of income), expected to have a continuing impact on our results. The pro forma statements of income for the year ended December 31, 2016 and for the nine months ended September 30, 2017, give effect to the Recent Portfolio Transactions as if they occurred on January 1, 2016 and January 1, 2017, respectively. The unaudited pro forma condensed consolidated balance sheet (which we refer to as the pro forma balance sheet) as of September 30, 2017, gives effect to the Recent Portfolio Transactions as if they each occurred on September 30, 2017.

As described in the accompanying notes, the unaudited pro forma condensed consolidated financial statements have been prepared using the acquisition method of accounting for the real estate acquired and assumes certain accounting for the Steward-IASIS Transactions, Steward Expansion Transactions, Other U.S. Acquisition Transactions, New MEDIAN Transactions, and Adeptus Restructuring, in each case, in accordance with GAAP and the regulations of the SEC. We have been treated as the acquirer of real estate in each of the transactions for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma financial statements are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial statements. Differences between these preliminary estimates and the final accounting will occur and these differences could have a material impact on the pro forma financial statements and our future results of operations and financial position.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what our results of operations and financial position would have been had the Recent Portfolio Transactions been completed on the dates indicated. In addition, the pro forma financial statements do not purport to project our future results of operations or financial position.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	Medical Properties Trust, Inc. Historical September 30, 2017	Steward-IASIS Pro Forma Adjustments	Additional Acquisitions and Dispositions Pro Forma Adjustments		Medical Properties Trust, Inc. Pro Forma September 30, 2017
(in thousands)		(A)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$5,795,286	$(147,221)	$142,125		$5,790,190
Mortgage loans	1,777,555	148,008	3,918		1,929,481
Net investment in direct financing leases	695,829	—	—		695,829

Gross investment in real estate assets	8,268,670	787	146,043		8,415,500
Accumulated depreciation and amortization	(418,880)	—	—		(418,880)

Net investment in real estate assets	7,849,790	787	146,043		7,996,620
Cash and cash equivalents	188,224	61	(164,371)		23,914
Interest and rent receivables	105,817	(2,550)	—		103,267
Straight-line rent receivables	166,142	(22)	—		166,120
Other loans	151,709	—	—		151,709
Other assets	465,358	—	—		465,358

Total Assets	$8,927,040	$(1,724)	$(18,328)		$8,906,988

Liabilities and Equity
Liabilities
Debt, net	$4,832,264	$—	$17,010	(B)	$4,849,274
Accounts payable and accrued expenses	180,631	—	(14,822	)(C)	165,809
Deferred revenue	18,906	—	—		18,906
Lease deposits and other obligations to tenants	54,035	(2,489)	266		51,812

Total liabilities	5,085,836	(2,489)	2,454		5,085,801
Total equity	3,841,204	765	(20,782	)(D)	3,821,187

Total Liabilities and Equity	$8,927,040	$(1,724)	$(18,328)		$8,906,988

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

	Medical Properties Trust, Inc. Historical For the Nine Months Ended September 30, 2017	Steward-IASIS Pro Forma Adjustments		Additional Acquisitions and Dispositions Pro Forma Adjustments		Medical Properties Trust, Inc. Pro Forma For the Nine Months Ended September 30, 2017
(In thousands, except per share amounts)				(H)
Revenues
Rent billed	$311,140	$29,920	(E)	$24,423		$365,483
Straight-line rent	46,561	18,356	(F)	4,653		69,570
Income from direct financing leases	55.307	—		1,857		57,164
Interest and fee income	86,776	48,256	(G)	242		135,274

Total revenues	499,784	96,532		31,175		627,491
Expenses
Real estate depreciation and amortization	88,994	9,281		7,966		106,241
Property-related	4,000	—		(267)		3,733
Acquisition expenses	20,996	(3,574)		(12,905)		4,517
General and administrative	43,287	—		—		43,287

Total operating expenses	157,277	5,707		(5,206)		157,778

Operating income	342,507	90,825		36,381		469,713
Other income (expense)
Other income (expense)	1,101	—		—		1,101
Gain on sale of real estate and other asset dispositions, net	7,431	—		(7,413)		18
Earnings from equity and other interests	7,898	—		1,372		9,270
Unutilized financing fees/debt refinancing costs	(18,794)	—		18,794		—
Interest expense	(120,498)	—		(44,463)		(164,961)
Income tax expense	(783)	—		(1,856)		(2,639)

Net other expense	(123,645)	—		(33,566)		(157,211)

Income from continuing operations	218,862	90,825		2,815		312,502
Income from discontinued operations	—	—		—		—

Net income	218,862	90,825		2,815		312,502
Net income attributable to non-controlling interests	(1,013)	—		—		(1,013)

Net income attributable to MPT common stockholders	$217,849	$90,825		$2,815		$311,489

Earnings per common share—basic
Income from continuing operations attributable to MPT common stockholders	$0.63					$0.85
Income from discontinued operations attributable to MPT common stockholders	—					—

Net income attributable to MPT common stockholders	$0.63					$0.85

Weighted average shares outstanding—basic	345,076			18,956	(I)	364,032

Earnings per common share—diluted
Income from continuing operations attributable to MPT common stockholders	$0.63					$0.85
Income from discontinued operations attributable to MPT common stockholders	—					—

Net income attributable to MPT common stockholders	$0.63					$0.85

Weighted average shares outstanding—diluted	345,596			18,956	(I)	364,552

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

	Medical Properties Trust, Inc. Historical For the Twelve Months Ended December 31, 2016	Steward-IASIS Pro Forma Adjustments		Additional Acquisitions and Dispositions Pro Forma Adjustments		Medical Properties Trust, Inc. Pro Forma For the Twelve Months Ended December 31, 2016
(In thousands, except per share amounts)				(H)
Revenues
Rent billed	$327,269	$42,128	(E)	$115,610		$485,007
Straight-line rent	41,067	22,501	(F)	31,217		94,785
Income from direct financing leases	64,307	—		11,130		75,437
Interest and fee income	108,494	64,730	(G)	5,886		179,110

Total revenues	541,137	129,359		163,843		834,339
Expenses
Real estate depreciation and amortization	94,374	12,403		34,487		141,264
Impairment charges	7,229	—		(7,229)		—
Property-related	2,712	—		(129)		2,583
Acquisition expenses	46,273	—		(44,055)		2,218
General and administrative	48,911	—		—		48,911

Total operating expenses	199,499	12,403		(16,926)		194,976

Operating income	341,638	116,956		180,769		639,363
Other income (expense)
Other expense	(502)	—		—		(502)
Gain on sale of real estate and other asset dispositions, net	61,224	—		(61,136)		88
Earnings from equity and other interests	(1,116)	—		1,707		591
Unutilized financing fees/ debt refinancing costs	(22,539)	—		22,539		—
Interest expense	(159,597)	—		(62,043)		(221,640)
Income tax (expense) benefit	6,830	—		(2,212)		4,618

Net other expense	(115,700)	—		(101,145)		(216,845)

Income from continuing operations	225,938	116,956		79,624		422,518
Income (loss) from discontinued operations	(1)	—		—		(1)

Net income	225,937	116,956		79,624		422,517
Net income attributable to non-controlling interests	(889)	—		—		(889)

Net income attributable to MPT common stockholders	$225,048	$116,956		$79,624		$421,628

Earnings per common share—basic
Income from continuing operations attributable to MPT common stockholders	$0.86					$1.16
Income from discontinued operations attributable to MPT common stockholders	—					—

Net income attributable to MPT common stockholders	$0.86					$1.16

Weighted average shares outstanding—basic	260,414			102,948	(I)	363,362

Earnings per common share—diluted
Income from continuing operations attributable to MPT common stockholders	$0.86					$1.16
Income from discontinued operations attributable to MPT common stockholders	—					—

Net income attributable to MPT common stockholders	$0.86					$1.16

Weighted average shares outstanding—diluted	261,072			102,948	(I)	364,020

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	MPT Operating Partnership L.P. Historical September 30, 2017	Steward- IASIS Pro Forma Adjustments	Additional Acquisitions and Dispositions Pro Forma Adjustments		MPT Operating Partnership L.P. Pro Forma September 30, 2017
(in thousands)		(A)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$5,795,286	$(147,221)	$142,125		$5,790,190
Mortgage loans	1,777,555	148,008	3,918		1,929,481
Net investment in direct financing leases	695,829	—	—		695,829

Gross investment in real estate assets	8,268,670	787	146,043		8,415,500
Accumulated depreciation and amortization	(418,880)	—	—		(418,880)

Net investment in real estate assets	7,849,790	787	146,043		7,996,620
Cash and cash equivalents	188,224	61	(164,371)		23,914
Interest and rent receivables	105,817	(2,550)	—		103,267
Straight-line rent receivables	166,142	(22)	—		166,120
Other loans	151,709	—	—		151,709
Other assets	465,358	—	—		465,358

Total Assets	$8,927,040	$(1,724)	$(18,328)		$8,906,988

Liabilities and Capital
Liabilities
Debt, net	$4,832,264	$—	$17,010	(B)	$4,849,274
Accounts payable and accrued expenses	92,793	—	(14,822	)(C)	77,971
Deferred revenue	18,906	—	—		18,906
Lease deposits and other obligations to tenants	54,035	(2,489)	266		51,812
Payable due to Medical Properties Trust, Inc.	87,448	—	—		87,448

Total liabilities	5,085,446	(2,489)	2,454		5,085,411
Total capital	3,841,594	765	(20,782	)(D)	3,821,577

Total Liabilities and Capital	$8,927,040	$(1,724)	$(18,328)		$8,906,988

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

	MPT Operating Partnership, L.P. Historical For the Nine Months Ended September 30, 2017	Steward- IASIS Pro Forma Adjustments		Additional Acquisitions and Dispositions Pro Forma Adjustments		MPT Operating Partnership, L.P. Pro Forma For the Nine Months Ended September 30, 2017
(In thousands, except per unit amounts)				(H)
Revenues
Rent billed	$311,140	$29,920	(E)	$24,423		$365,483
Straight-line rent	46,561	18,356	(F)	4,653		69,570
Income from direct financing leases	55.307	—		1,857		57,164
Interest and fee income	86,776	48,256	(G)	242		135,274

Total revenues	499,784	96,532		31,175		627,491
Expenses
Real estate depreciation and amortization	88,994	9,281		7,966		106,241
Property-related	4,000	—		(267)		3,733
Acquisition expenses	20,996	(3,574)		(12,905)		4,517
General and administrative	43,287	—		—		43,287

Total operating expenses	157,277	5,707		(5,206)		157,778

Operating income	342,507	90,825		36,381		469,713
Other income (expense)
Other income (expense)	1,101	—		—		1,101
Gain on sale of real estate and other asset dispositions, net	7,431	—		(7,413)		18
Earnings from equity and other interests	7,898	—		1,372		9,270
Unutilized financing fees/debt refinancing costs	(18,794)	—		18,794		—
Interest expense	(120,498)	—		(44,463)		(164,961)
Income tax expense	(783)	—		(1,856)		(2,639)

Net other expense	(123,645)	—		(33,566)		(157,211)

Income from continuing operations	218,862	90,825		2,815		312,502
Income from discontinued operations	—	—		—		—

Net income	218,862	90,825		2,815		312,502
Net income attributable to non-controlling interests	(1,013)	—		—		(1,013)

Net income attributable to MPT Operating Partnership L.P. partners	$217,849	$90,825		$2,815		$311,489

Earnings per unit—basic
Income from continuing operations attributable to MPT Operating Partnership L.P. partners	$0.63					$0.85
Income from discontinued operations attributable to MPT Operating Partnership L.P. partners	—					—

Net income attributable to MPT Operating Partnership L.P. partners	$0.63					$0.85

Weighted average units outstanding—basic	345,076			18,956	(I)	364,032

Earnings per unit—diluted
Income from continuing operations attributable to MPT Operating Partnership L.P. partners	$0.63					$0.85
Income from discontinued operations attributable to MPT Operating Partnership L.P. partners	—					—

Net income attributable to MPT Operating Partnership L.P. partners	$0.63					$0.85

Weighted average units outstanding—diluted	345,596			18,956	(I)	364,552

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

	MPT Operating Partnership, L.P. Historical For the Twelve Months Ended December 31, 2016	Steward- IASIS Pro Forma Adjustments		Additional Acquisitions and Dispositions Pro Forma Adjustments		MPT Operating Partnership, L.P. Pro Forma For the Twelve Months Ended December 31, 2016
(In thousands, except per unit amounts)				(H)
Revenues
Rent billed	$327,269	$42,128	(E)	$115,610		$485,007
Straight-line rent	41,067	22,501	(F)	31,217		94,785
Income from direct financing leases	64,307	—		11,130		75,437
Interest and fee income	108,494	64,730	(G)	5,886		179,110

Total revenues	541,137	129,359		163,843		834,339
Expenses
Real estate depreciation and amortization	94,374	12,403		34,487		141,264
Impairment charges	7,229	—		(7,229)		—
Property-related	2,712	—		(129)		2,583
Acquisition expenses	46,273	—		(44,055)		2,218
General and administrative	48,911	—		—		48,911

Total operating expenses	199,499	12,403		(16,926)		194,976

Operating income	341,638	116,956		180,769		639,363
Other income (expense)
Other income (expense)	(502)	—		—		(502)
Gain on sale of real estate and other asset dispositions, net	61,224	—		(61,136)		88
Earnings from equity and other interests	(1,116)	—		1,707		591
Unutilized financing fees/ debt refinancing costs	(22,539)	—		22,539		—
Interest expense	(159,597)	—		(62,043)		(221,640)
Income tax (expense) benefit	6,830	—		(2,212)		4,618

Net other expense	(115,700)	—		(101,145)		(216,845)

Income from continuing operations	225,938	116,956		79,624		422,518
Income (loss) from discontinued operations	(1)	—		—		(1)

Net income	225,937	116,956		79,624		422,517
Net income attributable to non-controlling interests	(889)	—		—		(889)

Net income attributable to MPT Operating Partnership L.P. partners	$225,048	$116,956		$79,624		$421,628

Earnings per unit—basic
Income from continuing operations attributable to MPT Operating Partnership L.P. partners	$0.86					$1.16
Income from discontinued operations attributable to MPT Operating Partnership L.P. partners	—					—

Net income attributable to MPT Operating Partnership L.P. partners	$0.86					$1.16
Weighted average units outstanding—basic	260,414			102,948	(I)	363,362

Earnings per unit—diluted
Income from continuing operations attributable to MPT Operating Partnership L.P. partners	$0.86					$1.16
Income from discontinued operations attributable to MPT Operating Partnership L.P. partners	—					—

Net income attributable to MPT Operating Partnership L.P. partners	$0.86					$1.16

Weighted average units outstanding—diluted	261,072			102,948	(I)	364,020

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

MPT OPERATING PARTNERSHIP, L.P. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)	The Steward-IASIS Transactions Pro Forma Adjustments column includes the expected effects of the Steward-IASIS Transactions. We have included the effects of the Steward Expansion Transactions, Other U.S. Acquisition Transactions, Disposition Transaction, New MEDIAN Transactions, Adeptus Restructuring, Financing Transactions and the funding of approximately $63.5 million for development projects, capital and other additions, and working capital purposes in the Additional Acquisitions and Dispositions Pro Forma Adjustments column.
(B)	Reflects the payoff of the 6.375% Senior Unsecured Notes due 2022 and interest financed by a draw on the revolving credit facility and the related write-off of deferred financing costs and premium.
(C)	Reflects the payment of $2.8 million of interest for the 6.375% Senior Unsecured Notes due 2022 which was accrued as of September 30, 2017. Also, assumes the payment of $12 million of development projects and capital additions accrued as of September 30, 2017.
(D)	Includes approximately $0.4 million of interest, which was paid upon redemption of the 6.375% Senior Unsecured Notes due 2022. Also includes an approximately $11.2 million redemption premium and approximately $3 million for the write-off of the unamortized premium and deferred debt issuance costs associated with the redeemed notes, in addition to real estate transfer taxes and estimated closing costs on expected acquisitions.
(E)	Incremental annual and nine months rental income estimated as follows (in thousands):

Steward-IASIS Transactions lease base	$561,927
Initial cash rate	7.50%

Annualized rental income from Steward-IASIS Transactions	$42,145
Less: rent billed adjustment on facilities previously leased to IASIS	(17)

Annualized rental income from operating leases for the year ended December 31, 2016	$42,128

Nine months rental income from Steward-IASIS Transactions leases	$31,609
Less: prorated rent billed adjustment for September 29 acquisition	(286)
Less: rent billed adjustment on facilities previously leased to IASIS	(1,403)

Rental income from operating leases for the nine months ended September 30, 2017	$29,920

(F)	Reflects operating lease accounting on the $562 million of real estate leased to Steward as part of the Steward-IASIS Transactions. Also, this includes the four hospitals that were previously leased to IASIS by the Company. All leases fall under the original Steward master lease agreement that has an initial fixed term ending October 2031 with three 5-year extension options with annual escalator based on the consumer price index with a 2% minimum.
(G)	Incremental annual and nine months interest income estimated as follows (in thousands):

Steward-IASIS Transaction mortgage loans	$863,073
Initial loan rate	7.50%

Annualized interest income from mortgages for the year ended December 31, 2016	$64,730

Nine months interest income from mortgages	$48,548
Less: prorated interest adjustment for September 29 acquisition	(292)

Interest income from mortgages for the nine months ended September 30, 2017	$48,256

(H)	Represents incremental net revenue and expenses along with adjustments for non-recurring items assuming the Additional Acquisitions and Dispositions transactions occurred as of January 1, 2017 for the nine months ending September 30, 2017 and occurred as of January 1, 2016 for the year ending December 31, 2016.
(I)	For the nine months ended September 30, 2017, we have included the 43.1 million additional shares from Medical Properties’ May 2017 common stock offering as if such offering was completed on January 1, 2017. For the twelve months ended December 31, 2016, we have included the shares from the May 2017 common stock offering plus the shares issued during 2016, including the 57.5 million shares from the September 2016 common stock offering, as if such issuances were completed on January 1, 2016.